FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT This First Amendment to the Second Amended and Restated Employment Agreement (this ‘Amendment’) is made as of 6 August 2026 by and between Giuseppina C. Albo (‘Executive’) and Hamilton Insurance Group, Ltd. (the ‘Company’). WITNESSETH: WHEREAS, the Company and the Executive are parties to that certain Second Amended and Restated Employment Agreement, dated September 12, 2023 (the "Employment Agreement"); WHEREAS, pursuant to Section 2 of the Employment Agreement, the Executive is employed for an initial three-year term commencing on the Effective Date, subject to automatic one-year renewals thereafter; WHEREAS, the Company and the Executive desire to extend the Employment Term by an additional three (3) year period, on the terms set forth herein; and WHEREAS, pursuant to Section 14(a) of the Employment Agreement, the Employment Agreement may be amended only by a writing signed by both parties. NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: § 1 Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Employment Agreement. § 2 Extension of Employment Term. Section 2 of the Employment Agreement is hereby amended and restated to provide that notwithstanding anything to the contrary in the Employment Agreement, the Employment Term is hereby extended to 31 December 2029, such extension to commence on the date the Employment Term would otherwise have expired absent this Amendment (the "Extended Term"). Following the expiration of the Extended Term, the Employment Agreement shall thereafter continue to renew automatically for successive one (1) year periods on the same terms and conditions as set forth in Section 2 of the Employment Agreement, unless terminated in accordance with its terms. § 3 Agreement Otherwise Unchanged. Except as expressly amended by this Amendment, the Employment Agreement shall remain unchanged and in full force and effect, and each reference to the Employment Agreement shall be a reference to the Employment Agreement as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. § 4 Governing Law; Submission to Jurisdiction. The provisions contained in the Employment Agreement, insofar as they relate to governing law and the submission to the courts specified therein shall apply to this Amendment mutatis mutandis as if they were incorporated herein. EXHIBIT 10.1

§ 5 Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic mail with PDF attachment shall be effective as delivery of a manually executed counterpart of this Amendment. [signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above. HAMILTON INSURANCE GROUP, LTD. By:_________________________________ Name: Gemma Carreiro Title: General Counsel EXECUTIVE ____________________________________ Giuseppina C. Albo [Signature Page to Amendment Agreement to Employment Agreement for G.C. Albo and Hamilton Insurance Group, Ltd.]